                 SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)

                            June 30, 1998


                          THE NORTH FACE, INC.
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          (Exact Name of Registrant as Specified in Charter)



                                Delaware
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             (State or other jurisdiction of incorporation)



       0-28596                                       94-3204082
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(Commission File No.)                  (IRS Employer Identification Number)




                           2013 Farallon Drive
                      San Leandro, California 94577
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                 (Address of Principal Executive Offices)


                             (510) 618-3500
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          (Registrant's Telephone Number, Including Area Code)

Item 5.     OTHER EVENTS

     (i) On June 30, 1998, The North Face, Inc., a Delaware corporation (the "Company"), acquired 20% of the outstanding capital stock of La Sportiva S.r.l., a corporation duly organized and existing under the laws of Italy ("LSRL"), pursuant to the terms and conditions of that certain Share Purchase Agreement by and among the Company, LSRL, Mr. Francesco Delladio, Mr. Lorenzo Delladio and Mr. Marco Delladio, dated on or about June 30, 1998. The Company will also acquire an additional 31% of the outstanding capital stock of LSRL over the course of the next two to five years pursuant to other terms and conditions. The consideration paid by the Company for the combined 51% interest in LSRL was approximately $6.6 million. LSRL is a premier manufacture and distributor of specialty outdoor footwear based in Ziano di Fiemme, Italy.

     (ii) On July 1, 1998, the Company acquired 100% of the outstanding share capital of La Sportiva USA, Inc., a Colorado corporation ("LUSA"), pursuant to the terms and conditions of that certain Stock Purchase Agreement by and among the Company, LUSA, Mr. Colin Lantz, Mr. C. Edward Sampson and Mr. Heinz Mariacher, dated July 1, 1998. The Company issued 133,335 shares of Company Common Stock to the stockholders of LUSA in exchange for their combined ownership interest. The acquisition was accounted for as a purchase. LUSA is a North American distributor of specialty outdoor footwear based in Boulder, Colorado.

     (iii) On July 6, 1998, the Company announced that it is currently negotiating to acquire approximately 36 acres of land in Carbondale, Colorado as the site of its future corporate headquarters. The Company will relocate a portion of its executive offices to Carbondale in August 1998 while maintaining its current facility in San Leandro, California. The Company's Marketing, Research Design and Development, Product Acquisition and most of the Company's Executive Team will be moved to the Carbondale site.

     (iv) On July 6, 1998, pursuant to a Preferred Shares Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust, Co. as Rights Agent (the "Rights Agent"), the Company's Board of Directors declared a dividend of one right (a "Right") to purchase one one-thousandth of a share of the Company's Series A Participating Preferred Stock, $1.00 par value per share, ("Series A Preferred") for each outstanding share of Common Stock, $0.0025 par value per share, ("Common Shares"), of the Company. The dividend is payable on July 20, 1998 (the "Record Date") to stockholders of record as of the close of business on that day. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred at an exercise price of $140.00 (the "Purchase Price"), subject to adjustment.

     The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

RIGHTS EVIDENCED BY COMMON SHARE CERTIFICATES

     The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") will not be sent to stockholders and the Rights will attach to and trade only together with the Common Shares. Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

DISTRIBUTION DATE

     The Rights will separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of:
(i) ten days following the first date a public announcement by the Company or an Acquiring Person (as defined below) that an Acquiring Person has become such (the "Shares Acquisition Date") and (ii) ten business days (or such later date as may be determined by the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person. The earlier of such dates is referred to as the "Distribution Date." A person or group of affiliated or associated persons that beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the outstanding Common Shares is referred to as an "Acquiring Person."

ISSUANCE OF RIGHTS CERTIFICATES; EXPIRATION OF RIGHTS

     As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date. The Rights will expire on the earliest of (i) July 6, 2008 (the "Final Expiration Date") or (ii) redemption or exchange of the Rights as described below.

INITIAL EXERCISE OF THE RIGHTS

     Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth of a share of the Series A Preferred.

RIGHT TO BUY COMPANY COMMON SHARES

     Unless the Rights are earlier redeemed, in the event that a person becomes an Acquiring Person (a "Triggering Event"), then proper provision will be made so that each holder of a Right that has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or any affiliate of the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Purchase Price. In the event that the Company does not have sufficient Common Shares available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Common Shares for which the Rights would have been exercisable.

RIGHT TO BUY ACQUIRING COMPANY STOCK

     Similarly, unless the Rights are earlier redeemed, in the event that, after a Triggering Event, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right that has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or any affiliate of the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

EXCHANGE PROVISION

     At any time after a Triggering Event and prior to the acquisition by any person or entity of beneficial ownership of 50% or more of the Company's outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.

REDEMPTION

     At any time on or prior to the close of business on the earlier of (i) the Shares Acquisition Date and (ii) the Final Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.

ADJUSTMENTS TO PREVENT DILUTION

     The Purchase Price payable, the number of Rights, and the number of Series A Preferred or Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

CASH PAID INSTEAD OF ISSUING FRACTIONAL SHARES

     No fractional portion less than integral multiples of one Common Share or one one thousandth of a share of Series A Preferred will be issued upon exercise of a Right and in lieu thereof, an adjustment in cash will be made based on the market price of the security to be so issued on the last trading date prior to the date of exercise.

NO STOCKHOLDERS' RIGHTS PRIOR TO EXERCISE

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

AMENDMENT OF RIGHTS AGREEMENT

     The provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the Distribution Date. After such date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

RIGHTS AND PREFERENCES OF THE SERIES A PREFERRED

     Series A Preferred purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series A Preferred will be entitled to 1,000 times the amount paid per Common Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Each share of Series A Preferred will have 1,000 votes, voting together with the Common Shares. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the dividend, liquidation and voting rights of the shares of Series A Preferred, the value of the one one-thousandth interest in a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of one Common Share.

CERTAIN ANTI-TAKEOVER EFFECTS

     The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company, in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

     The Rights are not intended to prevent a takeover of the Company and will not do so. The Rights may be redeemed by the Company at $0.01 per Right within ten days after the accumulation of 15% or more of the Company's shares by a single acquiror or group. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

     Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

     However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE NORTH FACE, INC.

Dated: July 7, 1998                     By: /s/ Christopher F. Crawford
                                           -----------------------------
                                           Christopher F. Crawford
                                           Chief Financial Officer

                             THE NORTH FACE, INC.


                           CURRENT REPORT ON FORM 8-K

                               INDEX TO EXHIBITS




Exhibit No.    Description
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 4.1 Preferred Shares Rights Agreement, dated as of July 6, 1998, between The North Face, Inc. and American Stock Transfer & Trust, Co., including the Certificate of Designations, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

20.1 Press Release--The North Face, Inc. Announces Acquisition of La Sportiva Footware; Relocation & Expansion of Corporate Headquarters--dated July 6, 1998.

20.2 Press Release--The North Face, Inc. Adopts Stockholder Rights Plan--dated July 6, 1998.